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                                                                    Exhibit 10.4

                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------


          This Management Services Agreement (this "Agreement") is made as of
                                                    ---------
August 7, 1998, by and between Woods Equipment Company, a Delaware corporation (the "Company"), and Madison Dearborn Partners, Inc., a Delaware corporation
      -------
("MDP").
  ---

          WHEREAS, the Company desires to retain MDP and MDP desires to perform for the Company and its subsidiaries certain services;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          1.   Term. This Agreement shall be in effect for an initial term of
               ----
one year commencing on the date hereof (the "Term"), and shall be automatically
                                             ----
extended thereafter on a year to year basis unless the Company or MDP provides written notice of its desire to terminate this Agreement to the other party at least 30 days prior to the expiration of the Term or any extension thereof.

          2.   Services. MDP shall perform or cause to be performed such
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services for the Company and its subsidiaries as directed by the Company's board of directors (the "Board"), which may include, without limitation, the
                   -----
following:

          (a)  general executive and management services;

          (b) identification, support, negotiation and analysis of acquisitions and dispositions by the Company or its subsidiaries;

          (c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

          (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

          (e) marketing functions, including monitoring of marketing plans and strategies; and

          (f) other services for the Company and its subsidiaries upon which the Board and MDP agree.
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          3.   Advisory Fees and Transaction Fees.
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          (a)  Payment to MDP for services rendered in connection with this
Agreement shall be $300,000 per year plus reasonable out-of-pocket expenses of MDP, payable by the Company on a quarterly basis in arrears after the end of each fiscal quarter, with the first payment due on December 31, 1998 prorated for the number of days elapsed from the date of this Agreement to December 31, 1998.

          4.   Personnel. MDP shall provide and devote to the performance of
               ---------
this Agreement such partners, employees and agents of MDP as MDP shall deem appropriate to the furnishing of the services required.

          5.   Liability. Neither MDP nor any of its affiliates, partners,
               ---------
employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence or willful misconduct on the part of MDP, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

          6.   Indemnity. The Company and its subsidiaries shall defend,
               ---------
indemnify and hold harmless MDP, its affiliates, partners, employees and agents from and against any and all loss, liability, damage, or expenses arising from any claim (a "Claim") by any person with respect to, or in any way related to,
              -----
the performance of services contemplated by this Agreement (including attorneys'
fees) (collectively, "Claims") resulting from any act or omission of MDP, its
                      ------
affiliates, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence or willful misconduct by MDP, its affiliates, partners, employees or agents. The Company and its subsidiaries shall defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries and MDP, its affiliates, partners, employees or agents or in which MDP, its affiliates, partners, employees or agents may be impleaded with others upon any Claim or Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by MDP, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence or willful misconduct by MDP, its affiliates, partners, employees or agents, then MDP shall reimburse the Company and its subsidiaries for the costs of defense and other costs incurred by the Company and its subsidiaries.

          7.   Notices. All notices hereunder shall be in writing and shall be
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delivered personally, mailed by United States mail, postage prepaid, or sent via facsimile and addressed to the parties as follows:

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          To the Company:
          ---------------

          Woods Equipment Company
          6944 Newburg Road
          Rockford, Illinois 61108
          Attention: Board of Directors
          Facsimile: (815) 381-6047

          To MDP:
          -------

          Madison Dearborn Partners, Inc.
          Three First National Plaza, Suite 3800
          Chicago, Illinois 60602
          Attention: Paul R. Wood
          Facsimile: (312) 895-1156

          8.   Assignment. Neither party may assign any obligations hereunder to
               -----------
any other party without the prior written consent of the other party and such consent shall not be unreasonably withheld; provided, however, that MDP may
                                            --------  -------
assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Company. The assignor shall remain liable for the performance of any assignee.

          9.   Successors. This Agreement and all the obligations and benefits
               ----------
hereunder shall inure to the successors and assigns of the parties.

          10.  Counterparts. This Agreement may be executed and delivered by
               ------------
each party hereto in separate counterparts (including by means of telecopied signature pages), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

          11.  Entire Agreement; Modification; Governing Law. The terms and
               ---------------------------------------------
conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

                              *     *     *     *

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     IN WITNESS WHEREOF, the parties have executed this Management Services
Agreement as of the date first written above.


                              WOODS EQUIPMENT COMPANY


                              By: /s/ Thomas J. Laird
                              ---------------------------------------------
                              Name: Thomas J. Laird
                              Its: President


                              MADISON DEARBORN PARTNERS, INC.

                              By: /s/ Paul R. Wood
                              ---------------------------------------------
                              Name: Paul R. Wood
                              Its: Vice President